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                                                                    EXHIBIT 99.5



THE SECURITIES REFERENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "ACT") OR THE SECURITIES LAWS PLEDGED, HYPOTHECATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO A U.S. PERSON (AS DEFINED IN REGULATION S ADOPTED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT) OR WITHIN THE UNITED STATES UNLESS SUCH SHARES ARE (I) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES ACT (A "STATE ACT"), OR (II) EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (III) SOLD IN ACCORDANCE WITH REGULATION S AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

        THIS STOCK OPTION AGREEMENT is made as of the __day of _______, ____

BETWEEN:

        GENETRONICS BIOMEDICAL LTD., a body corporate having its office at 210-580 Hornby Street, Vancouver, B.C., V6C 3B6

        (the "Company")

AND:

        __________, Businessman, of ____________________________________________

        (the "Optionee")

        WITNESSES THAT WHEREAS:

        A. The Optionee is an employee of the Company;

        B. The Company wishes to grant the Optionee an option to purchase certain shares in the capital of the Company to provide incentive to the Optionee in acting in such capacity;

        NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of $1 made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.      DEFINED TERMS.

        In this Agreement, the term "Share" or "Shares" means one or more post consolidation common shares without par value in the capital of the Company.



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2.      GRANT OF OPTION.

        The Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of ______ fully paid Shares of the Company (the "Optioned Shares") from the treasury at a price per Optioned Share equal to the price of the proposed Statement of Material Facts offering of Shares, exercisable on or before the close of business on the date that is five years from the date (the "Expiry Date") that the reverse takeover of Consolidated United Safety Technology Inc. is closed. Subject to paragraph 12 of this Agreement, immediately following the Expiry Date, the Option will expire and this Agreement will terminate and be of no further force or effect whatsoever.

3.      NOTICE OF EXERCISE.

        (a) The Option may be exercised in whole or in part by the Optionee or his legal personal representatives from time to time during the period prior to the Expiry Date, at any time after the date that the reverse takeover among the Company and Genetronics, Inc. is closed. To exercise the Option, the Optionee shall tender a notice in writing at the head office of the Company specifying the number of Optioned Shares being purchased, together with a certified cheque in favour of the Company in an amount equal to the full purchase price of the number of Optioned Shares so specified.

4.      COVENANTS.

        The Company hereby covenants that it will reserve in its treasury sufficient Shares to permit the issuance and allotment of the Optioned Shares to the Optionee in the event the Option or any part thereof is exercised.

5.      DELIVERY OF SHARE CERTIFICATE.

        Upon the exercise of the Option in accordance with section 3, the Company will cause the Montreal Trust Company of Canada to deliver to the Optionee within seven days a certificate in the name of the Optionee representing in the aggregate such number of Optioned Shares as the optionee shall have then paid for.

6.      NO OBLIGATION TO PURCHASE.

        This is an option agreement only and nothing contained in or done pursuant to this Agreement will obligate the Optionee to purchase and/or pay for any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised his Option in the manner provided.

7.      NO RIGHTS AS SHAREHOLDER.

        The Optionee will have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distributions therefrom or



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thereon) other than in respect of Optioned shares in respect of which the
Optionee shall have exercised his Option and which the Optionee shall have actually taken up and paid for.

8.      RESIDENTS OF THE UNITED STATES.

        If the Optionee is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the Optioned Shares may be endorsed with the following or a similar legend. "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the "Act") or the securities laws of any state ("State") of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such shares are (i) registered under the Act and any applicable State securities act (a "State Act"), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with Regulation S."

9.      CHANGES IN SHARE CAPITAL.

        In the event of any subdivision, redivision, or change in the share capital of the Company at any time before the Expiry Date into a greater number of shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made before the date of such subdivision, redivision or change.

        In the event of any consolidation or change in the share capital of the Company at any time before the Expiry Date into a lesser number of shares, the number of shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of the Option had been made before the date of such consolidation or change.

10.     APPROVALS REQUIRED.

        The provisions of this Agreement and the exercise of the rights hereinbefore granted to the Optionee are subject to the approval of the Vancouver Stock Exchange.

11.     REPRESENTATION AND WARRANTY.

        The Optionee represents and warrants that he has not been induced to purchase the Option by expectation of employment or continued employment.

12.     TERMINATION.

        Notwithstanding any other provision of this Agreement, in the event of:

        (a) the death of the Optionee on or prior to the Expiry Date, the legal heirs or personal representatives of the Optionee will have one year from the date of such death or the close of business on the Expiry Date, whichever is earlier, in which to purchase those Optioned



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Shares which the Optionee was entitled to purchase under the terms of this
Agreement at the time of death; and

        (b) the Optionee ceasing to be an employee of the Company prior to the Expiry Date by reason other than the death of the Optionee, the Option will expire 30 days following the day upon which the Optionee so ceased to be an employee, and this Agreement will be of no further force or effect whatsoever.

13.     AMENDMENTS.

        Any amendments to this Agreement will be in writing duly executed by the parties hereto and will be subject to the approval of the Vancouver Stock Exchange and the shareholders of the Company.

14.     ASSIGNMENT.

        The Option will not be assignable or transferable by the Optionee otherwise than by will or the law of intestacy and the Option may be exercised during the lifetime of the Optionee only by the Optionee.

15.     TIME OF THE ESSENCE.

        Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

16.     GOVERNING LAW.

        This Agreement will be governed by, construed and enforced in accordance with the laws of the Province of British Columbia.

17.     ENUREMENT.

        This Agreement will enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee, and his legal personal representatives to the extent provided in paragraph 12 hereof.

18.     COUNTERPART.

        This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.



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        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year set out on the first page of this Agreement.



GENETRONICS BIOMEDICAL LTD/

Per:_______________________________
     Authorized Signatory



SIGNED, SEALED and DELIVERED
by __________ in the presence of:


___________________________________          ___________________________________
                                             Optionee



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